Exhibit 99.1

Sussex Bancorp
200 Munsonhurst Road, Rt. 517
Franklin, NJ 07416
973-827-2914

FOR IMMEDIATE RELEASE
SUSSEX BANCORP ANNOUNCES IMPROVED THIRD QUARTER AND NINE MONTH EARNINGS
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FRANKLIN, NEW JERSEY – October 22, 2009– Sussex Bancorp (NASDAQ: “SBBX”) today announced improved financial results for the third quarter and nine months ended September 30, 2009.

For the quarter ended September 30, 2009, the Company earned $897 thousand compared to a net loss of $3.0 million for the quarter ended September 30, 2008.   For the nine months ended September 30, 2009, the Company earned $1.7 million compared to a net loss of $2.0 million reported for the same period last year. Basic and diluted earnings per share for the three and nine months ended September 30, 2009, were $0.28 and $0.54, respectively, compared to basic and diluted loss per share of ($0.92) and ($0.62) for the comparable periods of 2008.  The improvement in the Company’s performance in 2009 reflects higher net interest income, partially offset by higher provisions for loan losses, and the impact of other than temporary impairment (“OTTI”) charges in 2008 attributable to Fannie Mae and Freddie Mac preferred stock.  The Company had no comparable OTTI charge in 2009.

 The Company’s net interest income increased to $4.2 million for the quarter ended September 30, 2009 from $3.1 million for the third quarter of 2008.  The Company’s interest income was unchanged at $5.9 million during each period, while the Company’s interest expense decreased to $1.7 million for the three months ended September 30, 2009 from $2.7 million for the third quarter of 2008.

For the nine months ended September 30, 2009, the Company’s net interest income increased to $11.0 million from the $9.0 million earned for the same period last year.  For the nine months ended September 30, 2009, the Company’s interest income increased to $17.5 million from $17.0 million in the nine months ended September 30, 2008.  As the Company’s average earning assets increased by $48.8 million, its yield on earning assets decreased by 47 basis points.  The Company’s interest expense decreased to $6.5 million for the nine months ended September 30, 2009 from $8.0 million for the nine month period ended September 30, 2008. The Company’s average interest bearing liabilities increased by $56.1 million in the first nine months of 2009 compared to the prior year, and the Company’s cost of interest bearing liabilities decreased by 97 basis points.

For the nine months ended September 30, 2009, the Company’s net interest margin increased by 30 basis points, to 3.51% from 3.21 % in the prior year period.  For the third quarter of 2009, the Company’s net interest margin increased to 4.04% from 3.18% in the third quarter of 2008.

The loan loss provision for the third quarter was $520 thousand compared to $279 thousand for the same period last year.  For the nine month period the provision was $1.6 million, compared to $569 thousand for the same period last year.  At September 30, 2009, non-performing assets totaled $23.8 million compared to $15.1 million at September 30, 2008 and $15.0 million at December 31, 2008.

At September 30, 2009 the Company had total assets of $452.5 million, compared to total assets of $439.1 million at September 30, 2008.  The Company’s total loans increased $18.1 million to $330.4 million at September 30, 2009 from $312.3 million at September 30, 2008.

The Company reported non-interest income for the three and nine month periods ending September 30, 2009 of $1.3 million and $4.1 million, respectively, compared  to a loss of $2.3 million and non-interest income of $632 thousand for the three and nine month periods ending September 30, 2008, respectively.  The reduced non-interest income for the three and nine month periods in 2008 reflects the OTTI charge discussed above, which is recognized in non-interest income.

Salaries and employee benefits increased by $228 thousand to $2.1 million for the quarter ended September 30, 2009 from the $1.8 million in the same period last year and declined by $73 thousand in the nine months ended September 30, 2009 compared to the prior year period.  The increase in the quarterly period is related to expenses accrued in relation to severance owed to a former executive officer of the Company and the Bank.

Sussex Bancorp is the holding company for Sussex Bank, which operates through its eight New Jersey offices and two Orange County offices and for the Tri-State Insurance Agency, Inc., a full service insurance agency located in Sussex County, New Jersey.

SUSSEX BANCORP
CONSOLIDATED BALANCE SHEETS
(Dollars In Thousands)
(Unaudited)

ASSETS	September 30, 2009	September 30, 2008	December 31, 2008

Cash and due from banks	$13,240	$10,537	$7,602
Federal funds sold	2,038	15,470	13,310
Cash and cash equivalents	15,278	26,007	20,912

Interest bearing time deposits with other banks	100	100	100
Trading securities	3,974	13,519	13,290
Securities available for sale	80,040	64,487	62,272
Federal Home Loan Bank Stock, at cost	2,046	2,111	1,975

Loans receivable, net of unearned income	330,404	312,330	320,880
Less: allowance for loan losses	5,064	5,080	5,813
Net loans receivable	325,340	307,250	315,067

Foreclosed real estate	4,380	3,931	3,864
Premises and equipment, net	7,165	8,697	8,526
Accrued interest receivable	2,120	2,058	2,115
Goodwill	2,820	2,820	2,820
Other assets	9,271	8,099	9,654

Total Assets	$452,534	$439,079	$440,595

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Deposits:
Non-interest bearing	$39,037	$40,430	$34,784
Interest bearing	330,100	316,231	325,297
Total Deposits	369,137	356,661	360,081

Borrowings	33,104	36,160	33,146
Accrued interest payable and other liabilities	2,717	2,572	2,571
Junior subordinated debentures	12,887	12,887	12,887

Total Liabilities	417,845	408,280	408,685

Total Stockholders' Equity	34,689	30,799	31,910

Total Liabilities and Stockholders' Equity	$452,534	$439,079	$440,595

SUSSEX BANCORP
CONSOLIDATED STATEMENTS OF INCOME
(Dollars In Thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
INTEREST INCOME
Loans receivable, including fees	$4,923	$4,887	$14,520	$14,335
Securities:
Taxable	651	631	2,032	1,698
Tax-exempt	308	248	897	710
Federal funds sold	5	111	26	223
Interest bearing deposits	1	1	15	2
Total Interest Income	5,888	5,878	17,490	16,968

INTEREST EXPENSE
Deposits	1,264	2,219	5,166	6,417
Borrowings	359	377	1,067	1,132
Junior subordinated debentures	64	135	251	459
Total Interest Expense	1,687	2,731	6,484	8,008

Net Interest Income	4,201	3,147	11,006	8,960
PROVISION FOR LOAN LOSSES	520	279	1,583	569
Net Interest Income after Provision for Loan Losses	3,681	2,868	9,423	8,391

OTHER INCOME
Service fees on deposit accounts	380	409	1,095	1,111
ATM and debit card fees	126	123	354	348
Insurance commissions and fees	548	576	1,757	1,972
Investment brokerage fees	30	22	111	117
Holding gains on trading securities	2	(8)	21	13

Gain on sale of securities, available for sale	55	-	55	152
Gain on sale of fixed assets	-	-	203	-
Loss on sale of foreclosed real estate	(34)	-	(35)	-
Impairment write-down on equity securities	-	(3,526)	-	(3,526)
Other	173	129	509	445
Total Other Income	1,280	(2,275)	4,070	632

OTHER EXPENSES
Salaries and employee benefits	2,070	1,842	5,624	5,697
Occupancy, net	320	315	981	977
Furniture, equipment and data processing	314	372	991	1,119
Stationary and supplies	37	50	127	141
Professional fees	216	140	585	337
Advertising and promotion	49	92	145	379
Insurance	54	42	140	127
FDIC assessment	172	95	687	280
Postage and freight	33	34	110	118
Amortization of intangible assets	4	14	14	43
Write-down on foreclosed real estate	-	-	456	-
Expenses related to foreclosed real estate	77	75	353	132
Other	367	368	1,050	1,129
Total Other Expenses	3,713	3,439	11,263	10,479

Income (loss) before Income Taxes	1,248	(2,846)	2,230	(1,456)
PROVISION FOR INCOME TAXES	351	181	485	575
Net Income (Loss)	$897	$(3,027)	$1,745	$(2,031)

SUSSEX BANCORP
COMPARATIVE AVERAGE BALANCES AND AVERAGE INTEREST RATES
(Dollars In Thousands)
(Unaudited)

	Nine Months Ended September 30,
	2009			2008
	Average		Average	Average		Average
Earning Assets:	Balance	Interest (1)	Rate (2)	Balance	Interest (1)	Rate (2)
Securities:
Tax exempt (3)	$28,812	$1,347	6.25%	$22,906	$1,061	6.19%
Taxable	61,628	2,032	4.41%	45,576	1,698	4.98%
Total securities	90,440	3,379	4.99%	68,482	2,759	5.38%
Total loans receivable (4)	324,797	14,519	5.98%	304,859	14,335	6.28%
Other interest-earning assets	21,226	41	0.25%	14,350	225	2.10%
Total earning assets	436,463	$17,939	5.50%	387,691	$17,319	5.97%

Non-interest earning assets	36,269			30,837
Allowance for loan losses	(6,059)			(5,188)
Total Assets	$466,673			$413,340

Sources of Funds:
Interest bearing deposits:
NOW	$57,108	$432	1.01%	$58,277	$604	1.38%
Money market	15,129	144	1.27%	26,346	451	2.29%
Savings	171,163	2,264	1.77%	73,098	1,376	2.51%
Time	103,722	2,325	3.00%	130,380	3,986	4.08%
Total interest bearing deposits	347,122	5,166	1.99%	288,101	6,417	2.98%
Borrowed funds	33,123	1,067	4.25%	35,998	1,132	4.13%
Junior subordinated debentures	12,887	251	2.57%	12,887	459	4.68%
Total interest bearing liabilities	393,132	$6,484	2.21%	336,986	$8,008	3.17%

Non-interest bearing liabilities:
Demand deposits	38,512			39,721
Other liabilities	2,159			2,207
Total non-interest bearing liabilities	40,671			41,928
Stockholders' equity	32,870			34,426
Total Liabilities and Stockholders' Equity	$466,673			$413,340

Net Interest Income and Margin (5)		$11,455	3.51%		$9,311	3.21%

(1) Includes loan fee income
(2) Average rates on securities are calculated on amortized costs
(3) Full taxable equivalent basis, using a 39% effective tax rate and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance
(4) Loans outstanding include non-accrual loans
(5) Represents the difference between interest earned and interest paid, divided by average total interest-earning assets